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PROXY                          eMAGIN CORPORATION                          PROXY


       PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR AN ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON JULY 16, 2001

The undersigned hereby appoints Gary Jones and Susan Jones and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of eMagin Corporation (the "Company"), which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in the Board Room of the American Stock Exchange, 86 Trinity Place, New York, New York, on Monday, July 16, 2001, at 10:00 a.m. local time, and at any and all continuations and adjournments thereof, with all powers that the undersigned would posses if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

   Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

1. ELECTION OF DIRECTORS       |_|                    |_|            3. Proposal to approve the              FOR   AGAINST   ABSTAIN
   Nominees:                 FOR ALL           WITHHOLD AUTHORITY       reincorporation of the Company in    |_|     |_|       |_|
   (01) CLAUDE CHARLES       nominees           for all nominees        Delaware.
   (02) GARY W. JONES
   (03) AJMAL KHAN             |_|                                   4. Proposal to approve amendment of     FOR   AGAINST   ABSTAIN
   (04) N. DADOMAR REDDY    TO WITHHOLD AUTHORITY TO VOTE for any       the Company's 2000 Stock Option      |_|     |_|       |_|
   (05) JACK RIVKIN         nominee(s) written below (write such        Plan.
   (06) MARTIN SOLOMON      nominee(s) name(s) below):
                                                                     5. Proposal to approve adoption of the  FOR   AGAINST   ABSTAIN
                                                                        eMagin Corporation 2001 Employee     |_|     |_|       |_|
                                                                        Stock Purchase Plan.

2. Proposal to ratify appointment of     FOR   AGAINST   ABSTAIN
   Arthur Anderson LLP as independent    |_|     |_|       |_|
   public accountants and auditors for
   the 2001 fiscal year.

                                                                               Date:                                          , 2001
                                                                                    ------------------------------------------

                                                                               -----------------------------------------------------
                                                                               Signature


                                                                               Signature if held jointly


                                                                               Please sign exactly as your name appears hereon. If
                                                                               shares are held jointly, each holder should sign.
                                                                               Executors, administrators, trustees, guardians,
                                                                               attorneys and agents should five their full titles.
                                                                               If shareholder is a corporation, sign in full
                                                                               corporate name by the authorized officer.


Do you plan to attend the meeting? |_|Yes |_|No

                       ----------------------------------
                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE
                       ----------------------------------

Your Telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.
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TO VOTE BY TELEPHONE: Call the toll free number listed below. You will be asked to enter a CONTROL NUMBER located at the bottom of this form.
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OPTION A: To vote as the Board of Directors recommends on ALL proposals: Press 1

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OPTION B: If you choose to vote on each item separately, Press 0. You will hear these instructions:
Item 1: To vote FOR ALL nominees, press 1; To WITHHOLD FOR ALL nominees, press 9; To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.
Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.

                    When asked, you must confirm your vote by pressing 1.

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TO VOTE BY INTERNET: Connect to the Website listed below: You will be asked to enter a control number which is located at the bottom of this form. Then follow the instructions. THE WEBSITE for voting is www.proxyvoting.com/emagin
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   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

CALL **TOLL FREE** 1-800-676-5925 ON A TOUCH-TONE TELEPHONE - ANYTIME. There is NO CHARGE to you for this call

                                                          --------------
                                                          CONTROL NUMBER
                                                          --------------
                                                   For Telephone/Internet voting

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Annual Meeting Admission Ticket Date: July 16, 2001
                                Time:  10:00 a.m.
                                Place: 86 Trinity Pl. New York, NY
Please present this ticket for admission